EXHIBIT 99
                                                                      ----------
MRO SOFTWARE

FOR IMMEDIATE RELEASE
---------------------

INVESTOR CONTACT:                                       MEDIA CONTACT:
Peter Rice                                              Vaughn Harring
(781) 280-6550                                          (781) 280-6855
peter.rice@mro.com                                      vaughn.harring@mro.com


MRO SOFTWARE REPORTS FOURTH QUARTER
AND FISCAL 2004 RESULTS


                   GROWTH IN REVENUE, EARNINGS AND CASH BUILDS
                    FOUNDATION FOR EXPANSION INTO NEW MARKETS

BEDFORD, MASS., NOVEMBER 4, 2004 - MRO Software, Inc. (Nasdaq: MROI), the leading provider of strategic asset management solutions, today announced revenues of $49.9 million for the Company's fourth quarter and $185.7 million for the fiscal year ended September 30, 2004.

Total revenues for the fourth quarter were $49.9 million compared with $46.0 million for the fourth quarter last year an increase of 8 percent. Revenues for the fiscal year ended September 30, 2004 were $185.7 million, compared with $176.9 million for the prior year, an increase of 5 percent.

On a GAAP basis, the Company reported net income for the fourth quarter of $4.1 million or $0.16 per diluted share, compared with net income of $2.6 million or $0.11 per diluted share for the same quarter last year, an increase in EPS of 38 percent. On a GAAP basis for the fiscal year ended September 30, 2004, the Company reported net income of $10.3 million or $0.40 per diluted share compared with a net income of $4.9 million, or $0.20 per diluted share for the prior year, an increase in EPS of 56 percent.

Pro forma net income (see Schedule A) for the fourth quarter was $4.6 million, or $0.18 per diluted share compared with pro forma net income of $3.3 million or $0.13 per diluted share for same quarter last year. For fiscal year ended September 30, 2004, the Company reported pro forma net income of $12.6 million, or $0.50 per diluted share compared with pro forma net income of $7.9 million, or $0.32 per diluted share for the prior year. Pro forma results are adjusted for the amortization of acquired technology and other intangibles and their related tax effects.

For the fourth quarter, revenues from software license sales were $15.9 million, compared with $14.2 million for the same quarter last year, an increase of 12 percent. Support and services revenues were $33.9 million for the fourth quarter, compared with $31.7 million for the same quarter last year, an increase of 7 percent.

For fiscal year ended September 30, 2004, software revenues were $52.6 million compared with $49.9 million for the prior year, an increase of 5 percent. Support and services revenues for the fiscal year ended September 30, 2004, were $133.1 million compared with $127.0 million for the prior year, an increase of 5 percent.

During the fourth quarter, the Company sold 269 software licenses into a broad range of industries. Customers that purchased MRO Software solutions during the quarter included: ABB, AMTRAK, Ames Labs, City of Austin, China National Offshore Oil Company (CNOOC), Department of Energy, EDS, General Mills, Guinness Brewing, Honeywell Austria, Jacksonville Electrical Authority, Johnson & Johnson SpA, Kaiser Aluminum and Chemical, Kuwait Oil Tanker Co., Land Securities Trillium, Library of Congress, Los Angeles Unified School District, Melbourne Airport, Port Waratah Coal Services, Talisman Energy, United Gas Derivatives, University of Kansas, U.S. Navy, and Washington International.

The balance sheet as of September 30, 2004 contained $108.4 million in cash and marketable securities and no long-term debt. This compares with $94.6 million in cash and marketable securities as of September 30, 2003, and represents a 15 percent increase year-over-year. For the fourth quarter, deferred revenue was $30.3 million, and days sales outstanding (DSO) were 66.

"The Company delivered on its earnings and growth projections for the year," said Chip Drapeau, president and CEO, MRO Software. "Our industry solutions continued to be important revenue drivers for the fourth quarter and the fiscal year. The last two years of solid financial performance has provided the foundation to launch our next generation asset and service management solution, Maximo Enterprise Suite. Product development is complete, we are in the final stages of QA, and early customer feedback has been positive. We are confident with our plan to launch Maximo Enterprise Suite early in calendar year 2005."

"The Company is very sound financially," said Peter Rice, executive vice president and CFO, MRO Software. "We had a strong fourth quarter, and for the year we met our revenue growth targets, earnings improved by more than 50 percent on a pro forma basis, and 100 percent on a GAAP basis, and we significantly improved our cash position."

For fiscal year 2005, the Company expects software revenues to grow in the range of 10 to 20 percent above fiscal 2004 results. It is anticipated that operating margins will continue to increase. As a result, the Company expects earnings to increase in the range of 15 to 25 percent over fiscal 2004 results on a pro forma basis. Consistent with prior performance, and due to the timing of the release of the Maximo Enterprise Suite, the Company expects most of the anticipated revenue growth to occur in the second half of the fiscal year. Specifically, in the first quarter of fiscal 2005 revenues are expected to be in the range of $45 to $47 million, GAAP earnings to be in the range of $0.08 to $0.10 per share, and pro forma earnings to be in the range of $0.10 to $0.12 per share.

Expected results on a pro forma basis are adjusted for the amortization of acquired technology and other intangibles and their related tax effects (see Schedule A).

The Company will conduct its regularly scheduled fiscal fourth quarter and year end 2004 conference call on Thursday, November 4 at 4:30 p.m. EST.

To participate in this call within the U.S. and Canada, dial (866) 259-1024, international callers should dial (703) 639-1218. A digital recording of the call will be available beginning two hours after the call and will be available until November 11, 2004. To access the replay within the U.S. and Canada, dial
(888) 266-2081, international callers should dial (703) 925-2533, all participants should use conference ID: 581612.

A webcast of the call is available at: www.mro.com/investor. A transcript of the call will be promptly archived on the Investor Relations portion of the Company's website, and may be found at: www.mro.com/investor.

ABOUT MRO SOFTWARE, INC.
MRO Software is the leading provider of strategic asset management solutions. The Company's integrated suite of applications optimizes performance, improves productivity and service levels and enables asset-related sourcing and procurement across the entire spectrum of strategic assets.

The Company's asset management solutions allow customers to manage the complete lifecycle of strategic assets including: planning, procurement, deployment, tracking, maintenance and retirement. Using MRO Software's solutions customers improve production reliability, labor efficiency, material optimization, software license compliance, lease management, warranty and service management and provisioning across the asset base.

MRO Software (Nasdaq: MROI) is a global company based in Bedford, Mass., with approximately 900 employees, 10,000 customers and more than 260,000 end-users. The Company markets its products through a direct sales organization in combination with a network of international distributors. MRO Software has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO Software can be found at http://www.mro.com.


FORWARD-LOOKING STATEMENTS.
This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, among other things, difficulties or delays in the development or deployment of our industry-specific offerings, difficulties or delays in the development, release or initial customer acceptance of our new Maximo Enterprise Suite product, and those factors discussed in the Section entitled "Factors Affecting Future Performance" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

                                      # # #

MAXIMO(R) and MAXIMO MainControl(R) are registered trademarks, and MRO SoftwareTM is a trademark, of MRO Software, Inc.

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                       THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                          SEPTEMBER 30,                     SEPTEMBER 30,
                                                  -----------------------------     -----------------------------
                                                      2004             2003             2004             2003
                                                  ------------     ------------     ------------     ------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues:
    Software                                      $     15,925     $     14,219     $     52,583     $     49,904
    Support and services                                33,940           31,747          133,106          126,973
                                                  ------------     ------------     ------------     ------------
             Total revenues                             49,865           45,966          185,689          176,877
                                                  ------------     ------------     ------------     ------------

Cost of revenues:
    Software                                             1,335            1,669            4,739            4,938
    Support and services                                15,004           14,515           60,144           58,618
    Amortization of acquired technology                    519              844            2,404            3,376
                                                  ------------     ------------     ------------     ------------
             Total cost of revenues                     16,858           17,028           67,287           66,932
                                                  ------------     ------------     ------------     ------------

Gross profit                                            33,007           28,938          118,402          109,945

Operating expenses:
    Sales and marketing                                 15,276           13,352           56,762           59,117
    Product development                                  7,388            6,820           28,492           26,476
    General and administrative                           4,705            4,584           17,839           17,702
    Amortization of other intangibles                       92              204              666              908
                                                  ------------     ------------     ------------     ------------
             Total operating expenses                   27,461           24,960          103,759          104,203
                                                  ------------     ------------     ------------     ------------

Income from operations                                   5,546            3,978           14,643            5,742

    Interest income                                        497              215            1,258              811
    Other income, net                                      298               11                6            1,161
                                                  ------------     ------------     ------------     ------------

Income before income taxes                               6,341            4,204           15,907            7,714

Provision for income taxes                               2,240            1,568            5,567            2,844
                                                  ------------     ------------     ------------     ------------

Net income                                        $      4,101     $      2,636     $     10,340     $      4,870
                                                  ============     ============     ============     ============

Net income per share, basic                       $       0.16     $       0.11     $       0.41     $       0.20
                                                  ------------     ------------     ------------     ------------
Net income per share, diluted                     $       0.16     $       0.11     $       0.40     $       0.20
                                                  ------------     ------------     ------------     ------------

Shares used to calculate net income per share
    Basic                                               24,947           24,548           24,811           24,429
    Diluted                                             25,090           24,985           25,290           24,653

                               MRO SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             PRO FORMA, AS ADJUSTED
                                   SCHEDULE A
                                   (UNAUDITED)



                                                       THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                          SEPTEMBER 30,                     SEPTEMBER 30,
                                                  -----------------------------     -----------------------------
                                                      2004             2003             2004             2003
                                                  ------------     ------------     ------------     ------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)

GAAP net income                                   $      4,101     $      2,636     $     10,340     $      4,870

    Pro forma adjustments

    Amortization of other intangibles                       92              204              666              908
    Amortization of acquired technology                    519              844            2,404            3,376
    Related tax effects                                   (156)            (350)            (844)          (1,277)
                                                  ------------     ------------     ------------     ------------
    Total pro forma adjustments                            455              698            2,226            3,007

Pro forma net income, as adjusted                 $      4,556     $      3,334     $     12,566     $      7,877
                                                  ------------     ------------     ------------     ------------


Pro forma diluted net income per share,
    as adjusted                                   $       0.18     $       0.13     $       0.50     $       0.32
                                                  ------------     ------------     ------------     ------------

Shares used to calculate pro forma net
    income per share, as adjusted                       25,090           24,985           25,290           24,653


NOTE:

     In this press release, the Company announced its earnings per share (EPS) on a GAAP and pro forma basis. Pro forma net income for fiscal year 2004 and 2003 is adjusted to exclude the amortization of acquired technology and other intangibles and their related tax effects.

     Management believes that such pro forma EPS is useful to investors, first because it is important for investors to receive information in a form that is consistent with the Company's past practice, and second because the Company's amortization of acquired technology and other intangibles is substantially fixed, and is relatively large in comparison with the absolute value of the Company's operating income. The Company believes that by focusing on the impact of expenses that are to a greater extent subject to control by the Company's management, pro forma EPS provides investors with a more direct perspective on the performance of the Company and its management.

                               MRO SOFTWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                  SEPTEMBER 30,    SEPTEMBER 30,
                                                      2004             2003
                                                  ------------     ------------
(in thousands)                       ASSETS

Cash and cash equivalents                         $     56,982     $     73,662
Marketable securities                                    2,227            1,102
Accounts receivable, net                                36,636           28,833
Other current assets                                     6,542            6,419
                                                  ------------     ------------
     TOTAL CURRENT ASSETS                              102,387          110,016
                                                  ------------     ------------

Marketable securities                                   49,198           19,809
Property and equipment, net                              7,227            8,239
Intangible assets, net                                  52,309           53,910
Other assets                                            11,600           13,287
                                                  ------------     ------------
     TOTAL ASSETS                                 $    222,721     $    205,261
                                                  ============     ============



                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities                               $     28,778     $     27,966
Deferred revenue                                        29,373           28,734
                                                  ------------     ------------
     TOTAL CURRENT  LIABILITIES                         58,151           56,700
                                                  ------------     ------------

Other long term liabilities                              3,435            2,049
                                                  ------------     ------------

     TOTAL LIABILITIES                                  61,586           58,749
                                                  ------------     ------------


     STOCKHOLDERS' EQUITY                              161,135          146,512
                                                  ------------     ------------

          TOTAL LIABILITIES &
          STOCKHOLDERS' EQUITY                    $    222,721     $    205,261
                                                  ============     ============


                                      # # #